Exhibit 10.79
HERBALIFE LTD.
2005 STOCK INCENTIVE PLAN
INDEPENDENT DIRECTORS STOCK APPRECIATION RIGHT AGREEMENT
     This Independent Directors Stock Appreciation Right Agreement (this “Agreement”) dated as of February ___, 20___(the “Grant Date”) between Herbalife Ltd., an entity organized under the laws of the Cayman Islands (the “Company”), and [DIRECTOR] (“Participant”).
     WHEREAS, the Company, by action of the Board established the Herbalife Ltd. Amended and Restated Independent Directors Deferred Compensation and Stock Appreciation Right Plan (the “Independent Directors Plan”);
     WHEREAS, the Board has determined that Participant is an independent director of the Company and the Company desires to encourage Participant to own Common Shares for the purposes stated in Section 1 of the Plan and the Independent Directors Plan;
     WHEREAS, Participant and the Company have entered into this Agreement to govern the terms of the Stock Appreciation Right Award (as defined below) granted to Participant by the Company.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and Participant, intending to be legally bound, hereby agree as follows:
1. Grant.
     (a) The Company hereby grants to the Participant an Award of                      Stock Appreciation Rights (the “Award”) in accordance with Section 8 of the Plan and subject to the terms and conditions set forth herein and in the Plan (each as amended from time to time). Each Stock Appreciation Right represents the right to receive, upon exercise of the Stock Appreciation Right pursuant to this Agreement, from the Company, a payment, paid in Common Shares, par value $.002 per share, of the Company (the “Common Shares”), equal to (i) the excess of the Fair Market Value, on the date of exercise, of one Common Share (as adjusted from time to time pursuant to Section 12 of the Plan) over the Base Price (as defined below) of the Stock Appreciation Right, divided by (ii) the Fair Market Value, on the date of exercise, of one Common Share, subject to terms and conditions set forth herein, in the Independent Directors Plan and in the Plan (each as amended from time to time).
     (b) The “Base Price” for the Stock Appreciation Right shall be $                     per share (subject to adjustment as set forth in Section 12 of the Plan).
     (c) Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan or the Independent Directors Plan, as applicable.

2. Vesting.
     (a) Participant’s Stock Appreciation Rights shall not be vested as of the Grant Date and shall be forfeitable unless and until otherwise vested pursuant to the terms of this Agreement. Subject to Participant’s continued service as a member of the Board, the Award shall become vested with respect to 25% of the Stock Appreciation Rights awarded hereunder on each of May 27, 200___, August 27, 200___, November 27, 200___and February 27, 200___(each such date a “Vesting Date”). Stock Appreciation Rights awarded hereunder that have vested and are no longer subject to forfeiture are referred to herein as “Vested SARs.” Stock Appreciation Rights awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested SARs.”
     (b) Notwithstanding anything herein or in the Plan to the contrary, upon the cessation of Participant’s service as a member of the Board by reason of Participant’s of death or disability (as such term if defined in Section 22(e) of the Code), all Unvested SARs shall vest as of the date of such termination of employment.
     (c) Notwithstanding anything herein or in the Plan to the contrary, upon the occurrence of a Change of Control, the Award shall become immediately and fully vested and exercisable as of the date of the Change of Control.
3. Time for Exercise.
     (a) Except as set forth in Paragraph 2(c) or Section 13 of the Plan, the Award (including both Vested SARs and Unvested SARs) shall not be exercisable on or before the dates specified in this Paragraph 3.
     (b) Subject to Participant’s continued service as a member of the Board, all then Vested SARs shall become exercisable on the second anniversary of the final Vesting Date.
     (c) Notwithstanding anything herein to the contrary, in the event Participant ceases to be a member of the Board for any reason prior to the date specified in Paragraph 3(b), all then Vested SARs shall become exercisable on the date of such cessation of service.
4. Expiration. The Award shall expire on the seventh (7th) anniversary of the Grant Date; provided, however, that the Award may earlier terminate as provided in Section 13 of the Plan.
5. Method of Exercise. The Award may be exercised by delivery to the Company (attention: Secretary) of a notice of exercise in the form specified by the Company specifying the number of shares with respect to which the Award is being exercised.
6. Fractional Shares. No fractional shares may be purchased upon any exercise.
7. Adjustments of Shares and Awards. Subject to Section 12(a) of the Plan, in the event of any change in the outstanding Shares by reason of an acquisition, spin-off or reclassification, recapitalization or merger, combination or exchange of Common Shares or other corporate exchange, Change of Control or similar event, the Committee shall adjust appropriately the number or kind of shares or securities subject to the Award and Base Prices related thereto and make such other revisions to the Award as it deems are equitably required. Any adjustments made pursuant to this Paragraph 7 shall be implemented in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.
8. Compliance With Legal Requirements. The Award shall not be exercisable and no Common Shares shall be issued or transferred pursuant to this Agreement or the Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such legal requirements may include, but are not limited to, (i) registering or qualifying such Common Shares under any state or federal law or under the rules of any stock exchange or trading system, (ii) satisfying any applicable law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, (iii) placing a restricted legend on the Common Shares issued pursuant to the exercise of the Award, or (iv) obtaining the consent or approval of any governmental regulatory body.
9. Shareholder Rights. Participant shall not be deemed a shareholder of the Company with respect to any of the Common Shares subject to the Award, except to the extent that such shares shall have been purchased and transferred to Participant.
10. Taxes. Participant is liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the Award or the subsequent sale of Common Shares issuable pursuant to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.
11. Assignment or Transfer Prohibited. The Award may not be assigned or transferred otherwise than by will or by the laws of descent and distribution, and may be exercised during the life of Participant only by Participant or Participant’s guardian or legal representative; provided, however, Participant may assign or transfer the Award to the extent permitted under the Independent Directors Plan, provided that the Award shall be subject to all the terms and condition of the Independent Directors Plan, the Plan, this Agreement and any other terms required by the Committee as a condition to such transfer. Neither the Award nor any right hereunder shall be subject to attachment, execution or other similar process. In the event of any attempt by Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Award or any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Award by notice to Participant, and the Award shall thereupon become null and void.
12. Committee Authority. Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under this Agreement or the Plan, and any controversy that may arise under this Agreement or the Plan shall be determined by the Committee in its sole and absolute discretion. All decisions by the Committee shall be final and binding.

13. Application of the Plan. The terms of this Agreement are governed by the terms of the Independent Directors Plan and the Plan, as both exist on the Grant Date and as amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Independent Directors Plan and/or the Plan, the terms of the Independent Directors Plan or the Plan (as applicable) shall control, except as expressly stated otherwise in this Agreement. The term “Section” generally refers to provisions within the Independent Directors Plan or the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Agreement.
14. General Provisions.
     (a) No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
     (b) Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Award pursuant to the express provisions of this Agreement.
     (c) Entire Contract. This Agreement, the Independent Directors Plan and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Independent Directors Plan and the Plan and will in all respects be construed in conformity with the express terms and provisions of the Independent Directors Plan and the Plan.
     (d) Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
     (e) Securities Law Compliance. Participant understands that the Company is under no obligation to register for resale the Common Shares issued upon exercise of the Award. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Common Shares issued as a result of or under this Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Common Shares underlying the Award and (iii) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the Common Shares must also comply with other applicable laws and regulations governing the sale of such shares.
     (f) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request

Participant’s consent to participate in the Independent Directors Plan and the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Independent Directors Plan and the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Participant’s term of service with the Company and thereafter until withdrawn in writing by Participant.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HERBALIFE LTD.

By:
[DIRECTOR]		Name:
Title: